The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, underlier supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PRICING SUPPLEMENT

Subject To Completion, dated March 13, 2026

Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-282565

(To Product Supplement No. WF-1 dated November 8, 2024,

Underlier Supplement dated November 8, 2024,

Prospectus Supplement dated November 8, 2024

and Prospectus dated November 8, 2024)

The Bank of Nova Scotia Senior Note Program, Series A ETF Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

 Linked to the lowest performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF (each referred to as a “Fund”)

 Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the fund closing price of the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund that has the lowest fund closing price on that calculation day as a percentage of its starting price

 Contingent Coupon. The securities will pay a contingent coupon payment on a monthly basis until the earlier of stated maturity or automatic call if, and only if, the fund closing price of the lowest performing Fund on the calculation day for that month is greater than or equal to its coupon threshold price. However, if the fund closing price of the lowest performing Fund on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related monthly contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Fund is equal to 60% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 9.50% per annum

 Automatic Call. If the fund closing price of the lowest performing Fund on any of the monthly calculation days from September 2026 to November 2030, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment

 Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the fund closing price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price. If the fund closing price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 50%, and possibly all, of the face amount of your securities. The downside threshold price for each Fund is equal to 50% of its starting price

 If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Fund from its starting price if its fund closing price on the final calculation day is less than its downside threshold price, but you will not participate in any appreciation of any Fund and will not receive any dividends on securities included in any Fund

 Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. You will not benefit in any way from the performance of a better performing Fund. Therefore, you will be adversely affected if any Fund performs poorly, even if another Fund performs favorably

 All payments on the securities are subject to the credit risk of The Bank of Nova Scotia (the “Bank”)

 No exchange listing; designed to be held to maturity

If the securities priced today, the estimated value of the securities as determined by the Bank would be between $880.00 (88.000%) and $907.44 (90.744%) per security. See “The Bank's Estimated Value of the Securities” in this pricing supplement for additional information.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page P-10 herein and “Risk Factors” beginning on page PS-3 of the accompanying product supplement, beginning on page S-2 of the accompanying prospectus supplement and on page 8 of the accompanying prospectus.

Scotia Capital (USA) Inc., our affiliate, will purchase the securities from the Bank for distribution to other registered broker dealers including Wells Fargo Securities, LLC (“WFS”) or will offer the securities directly to investors. Scotia Capital (USA) Inc. or any of its affiliates or agents may use this pricing supplement in market-making transactions in securities after their initial sale. If you are buying securities from Scotia Capital (USA) Inc. or another of its affiliates or agents, the final pricing supplement to which this pricing supplement relates may be used in a market-making transaction. See “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The securities are senior unsecured debt obligations of the Bank, and, accordingly, all payments are subject to credit risk. The securities are not insured by the Canada Deposit Insurance Corporation pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other governmental agency of Canada, the United States or any other jurisdiction.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlier supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to The Bank of Nova Scotia(2)
Per Security	$1,000.00	$23.25	$976.75
Total

(1) Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $23.25 (2.325%) per security. WFS will provide selected dealers, which may include Wells Fargo Advisors (“WFA”, the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC), with a selling concession of up to $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA. In respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agents” herein and “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for additional information.

(2) Excludes any profits from hedging. For additional considerations relating to hedging activities see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Scotia Capital (USA) Inc. Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Terms of the Securities

Issuer:	The Bank of Nova Scotia (the “Bank”).
Market Measures:

The State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF (each referred to as a “Fund,” and collectively as the “Funds”).

Fund Underlying Indices

With respect to the State Street® Energy Select Sector SPDR® ETF: the Energy Select Sector Index

With respect to the State Street® Financial Select Sector SPDR® ETF: the Financial Select Sector Index

With respect to the State Street® Technology Select Sector SPDR® ETF: the Technology Select Sector Index

With respect to the State Street® Health Care Select Sector SPDR® ETF: the Health Care Select Sector Index

Pricing Date*:	March 20, 2026.
Issue Date*:	March 25, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate) / 12. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the fund closing price of the lowest performing Fund is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:

Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 9.50% per annum.
Automatic Call:

If the fund closing price of the lowest performing Fund on any of the calculation days from September 2026 to November 2030, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to an automatic call until the sixth calculation day, which is approximately six months after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:

Monthly, on the 20th day of each calendar month, commencing in April 2026 and ending in December 2030, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.” We refer to the calculation day scheduled to occur in December 2030 (expected to be December 20, 2030) as the “final calculation day.”

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Stated Maturity Date*:	December 26, 2030, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if due). The “maturity payment amount” per security will equal:

• if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price: $1,000; or

• if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Fund on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, you will lose more than 50%, and possibly all, of the face amount of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Fund, but you will have full downside exposure to the lowest performing Fund on the final calculation day if the ending price of that Fund is less than its downside threshold price.

Lowest Performing Fund:	For any calculation day, the “lowest performing Fund” will be the Fund with the lowest performance factor on that calculation day.
Performance Factor:	With respect to a Fund on any calculation day, its fund closing price on such calculation day divided by its starting price (expressed as a percentage).
Fund Closing Price:

With respect to each Fund, fund closing price has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement.

Starting Price:

With respect to the State Street® Energy Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

With respect to the State Street® Financial Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

With respect to the State Street® Technology Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

With respect to the State Street® Health Care Select Sector SPDR® ETF: $ , its fund closing price on the pricing date.

Ending Price:	The “ending price” of a Fund will be its fund closing price on the final calculation day.
Coupon Threshold Price:

With respect to the State Street® Energy Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

With respect to the State Street® Financial Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

With respect to the State Street® Technology Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

With respect to the State Street® Health Care Select Sector SPDR® ETF: $ , which is equal to 60% of its starting price.

Downside Threshold Price:

With respect to the State Street® Energy Select Sector SPDR® ETF: $ , which is equal to 50% of its starting price.

With respect to the State Street® Financial Select Sector SPDR® ETF: $ , which is equal to 50% of its starting price.

With respect to the State Street® Technology Select Sector SPDR® ETF: $ , which is equal to 50% of its starting price.

With respect to the State Street® Health Care Select Sector SPDR® ETF: $ , which is equal to 50% of its starting price.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Market Disruption Events and Postponement Provisions:

Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Scotia Capital Inc., an affiliate of the Bank
Material Tax Consequences:

For a discussion of Canadian income tax considerations to a holder of owning the securities, see “Canadian Income Tax Consequences” herein. For a discussion of United States federal income tax considerations to a holder's ownership and disposition of the securities, see “Material U.S. Federal Income Tax Consequences” herein.

Tax Redemption:

The Bank (or its successor) may redeem the securities, in whole but not in part, at a redemption price determined by the Calculation Agent in a manner reasonably calculated to preserve your and our relative economic position, if it is determined that changes in tax laws of Canada (or the jurisdiction of organization of the successor to the Bank) or of any political subdivision or taxing authority thereof or therein affecting taxation or their interpretation will result in the Bank (or its successor) becoming obligated to pay additional amounts with respect to the securities. See “Tax Redemption” in the accompanying product supplement.

Agents:

Scotia Capital (USA) Inc. and Wells Fargo Securities, LLC.

Scotia Capital (USA) Inc. or one of our affiliates will purchase the aggregate face amount of the securities and as part of the distribution, will sell the securities to WFS at a discount of up to $23.25 (2.325%) per security. WFS will provide selected dealers, which may include WFA, with a selling concession of up to $17.50 (1.75%) per security, and WFA may receive a distribution expense fee of $0.75 (0.075%) per security for securities sold by WFA.

In addition, in respect of certain securities sold in this offering, we may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

See also “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The price at which you purchase the securities includes costs that the Bank, the Agents or their respective affiliates expect to incur and profits that the Bank, the Agents or their respective affiliates expect to realize in connection with hedging activities related to the securities, as set forth above. These costs and profits will likely reduce the secondary market price, if any secondary market develops, for the securities. As a result, you may experience an immediate and substantial decline in the market value of your securities on the pricing date. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Inclusion of Dealer Spread and Projected Profit from Hedging in the Original Offering Price is Likely to Adversely Affect Secondary Market Prices” in this pricing supplement.

Status:

The securities will constitute direct, senior, unsubordinated and unsecured obligations of the Bank ranking pari passu with all other direct, senior, unsecured and unsubordinated indebtedness of the Bank from time to time outstanding (except as otherwise prescribed by law). Holders will not have the benefit of any insurance under the provisions of the CDIC Act, the U.S. Federal Deposit Insurance Act or under any other deposit insurance regime.

Listing:	The securities will not be listed on any securities exchange or automated quotation system
Use of Proceeds:	General corporate purposes
Clearance and Settlement:	The Depository Trust Company
Canadian Bail-in:	The securities are not bail-inable debt securities under the CDIC Act
Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	06419HH49 / US06419HH493

* To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. WF-1 dated November 8, 2024, the underlier supplement dated November 8, 2024, the prospectus supplement dated November 8, 2024 and the prospectus dated November 8, 2024 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, underlier supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus. In the event of any conflict, this pricing supplement will control. The securities may vary from the terms described in the accompanying product supplement, prospectus supplement and prospectus in several important ways. You should read this pricing supplement, including the documents incorporated herein, carefully.

You may access the product supplement, underlier supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

• Product Supplement No. WF-1 dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038307/bns_424b2-21316.htm

• Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

• Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

• Prospectus dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Estimated Value of the Securities

The Bank's estimated value of the securities set forth on the cover of this pricing supplement is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using our internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The Bank's estimated value does not represent a minimum price at which the Bank would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional fixed-rate debt. For additional information, see “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.” The value of the derivative or derivatives underlying the economic terms of the securities is derived from the Bank's internal pricing model. This model is dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the Bank's estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.”

The Bank's estimated value of the securities will be lower than the original offering price of the securities because costs associated with selling, structuring and hedging the securities are included in the original offering price of the securities . These costs include the selling commissions paid to the Agents and other affiliated or unaffiliated dealers, the projected profits that we or our hedge provider expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. We pay to such hedge provider amounts based on, but at a discount to, what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, such hedge provider pays to us the amount we owe under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Selected Risk Considerations — Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

 seek an investment with contingent coupon payments at a rate of at least 9.50% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the fund closing price of the lowest performing Fund on the applicable calculation day is greater than or equal to 60% of its starting price;

 understand that if the ending price of the lowest performing Fund on the final calculation day has declined by more than 50% from its starting price, they will be fully exposed to the decline in the lowest performing Fund from its starting price and will lose more than 50%, and possibly all, of the face amount at stated maturity;

 are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;

 understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;

 understand that the return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day and that they will not benefit in any way from the performance of a better performing Fund;

 understand that the securities are riskier than alternative investments linked to only one of the Funds or linked to a basket composed of each Fund;

 understand and are willing to accept the full downside risks of each Fund;

 are willing to forgo participation in any appreciation of any Fund and dividends on the shares of any Fund and the securities held by any Fund; and

 are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

 seek a liquid investment or are unable or unwilling to hold the securities to maturity;

 require full payment of the face amount of the securities at stated maturity;

 seek a security with a fixed term;

 are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

 are unwilling to accept the risk that the fund closing price of the lowest performing Fund on the final calculation day may decline by more than 50% from its starting price;

 seek certainty of current income over the term of the securities;

 seek exposure to the upside performance of any or each Fund;

 seek exposure to a basket composed of each Fund or a similar investment in which the overall return is based on a blend of the performances of the Funds, rather than solely on the lowest performing Fund;

 are unwilling to accept the risk of exposure to the Funds;

 are unwilling to accept the credit risk of the Bank; or

 prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Funds, please see the sections titled “State Street® Energy Select Sector SPDR® ETF”, “the State Street® Financial Select Sector SPDR® ETF”, “State Street® Technology Select Sector SPDR® ETF” and “State Street® Health Care Select Sector SPDR® ETF” below.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the fund closing price of the lowest performing Fund on the related calculation day.

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day. The lowest performing Fund on any calculation day is the Fund with the lowest performance factor on that calculation day. The performance factor of a Fund on a calculation day is its fund closing price on that calculation day as a percentage of its starting price (i.e., its fund closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the fund closing price of the lowest performing Fund on the relevant calculation day, as follows:

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if due) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day. The lowest performing Fund on the final calculation day is the Fund with the lowest performance factor on the final calculation day. The performance factor of a Fund on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Fund, as follows:

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if due) for a range of hypothetical performances of the lowest performing Fund on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending price of the lowest performing Fund on the final calculation day and whether you hold your securities to stated maturity. The performance of a better performing Fund is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
50% contingent
downside protection
Return of Lowest Performing
Fund at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical Return of Lowest Performing Fund

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Fund on the final calculation day.

If the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, the maturity payment amount will be reduced by an amount equal to the decline in the price of the lowest performing Fund from its starting price (expressed as a percentage of its starting price). The downside threshold price for each Fund is 50% of its starting price. For example, if the securities are not automatically called and the lowest performing Fund on the final calculation day has declined by 50.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Fund on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Fund is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Fund on the final calculation day is greater than or equal to its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of the Bank or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the fund closing price of the lowest performing Fund on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Fund is 60% of its starting price. If the fund closing price of the lowest performing Fund on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, If the fund closing price of the lowest performing Fund is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Fund And Will Be Negatively Affected If Any Fund Performs Poorly, Even If Another Fund Performs Favorably.

You are subject to the full risks of each Fund. If any Fund performs poorly, you will be negatively affected, even if another Fund performs favorably. The securities are not linked to a basket composed of the Funds, where the better performance of a Fund could offset the poor performance of another. Instead, you are subject to the full risks of whichever Fund is the lowest performing Fund on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Funds or linked to a basket composed of each Fund. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Fund.

Your Return On The Securities Will Depend Solely On The Performance Of The Fund That Is The Lowest Performing Fund On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of A Better Performing Fund.

Your return on the securities will depend solely on the performance of the Fund that is the lowest performing Fund on each calculation day. Although it is necessary for each Fund to close above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment and above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of a better performing Fund. The securities may underperform an alternative investment linked to a basket composed of the Funds, since in such case the performance of any better performing Fund would be blended with the performance of the lowest performing Fund, resulting in a better return than the return of the lowest performing Fund alone.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

You Will Be Subject To Risks Resulting From The Relationship Among The Funds.

It is preferable from your perspective for the Funds to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Funds will not exhibit this relationship. The less correlated the Funds, the more likely it is that any one of the Funds will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Funds to perform poorly; the performance of a better performing Fund is not relevant to your return on the securities. It is impossible to predict what the relationship among the Funds will be over the term of the securities. To the extent the Funds represent a different equity market, such equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Fund On The Final Calculation Day From Its Starting price, But Will Not Participate In Any Positive Performance Of Any Fund.

Even though you will be fully exposed to a decline in the price of the lowest performing Fund on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Fund over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Fund.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Funds and the correlation among the Funds are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of a Fund, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Funds tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Funds or lower expected correlation among the Funds as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the fund closing price of at least one Fund will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the fund closing price of at least one Fund will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

Risks Relating To An Investment In the Bank’s Debt Securities, Including The Securities

Your Investment Is Subject To The Credit Risk Of The Bank.

The securities are senior unsecured debt obligations of the Bank, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus, product supplement and prospectus supplement, the securities will rank on a parity with all of the other unsecured and unsubordinated debt obligations of the Bank, except such obligations as may be preferred by operation of law. Any payment to be made on the securities, including the maturity payment amount, depends on the ability of the Bank to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of the Bank may affect the market value of the securities and, in the event the Bank were to default on its obligations, you may not receive the amounts owed to you under the terms of the securities. If you sell the securities prior to maturity, you may receive substantially less than the face amount of your securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Inclusion Of Dealer Spread And Projected Profit From Hedging In The Original Offering Price Is Likely To Adversely Affect Secondary Market Prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which Scotia Capital (USA) Inc. or any other party is willing to purchase the securities at any time in secondary market transactions will likely be significantly lower than the original offering price, since secondary market prices are likely to exclude discounts and underwriting commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original offering price. The cost of hedging includes the projected profit that we or our hedge provider may realize in consideration for assuming the risks inherent in managing the hedging transactions. These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions. The profits also include an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. In addition, any secondary market prices may differ from values determined by pricing models used by Scotia Capital (USA) Inc. or WFS as a result of dealer discounts, mark-ups or other transaction costs.

WFS has advised us that if it or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 5-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it or any of its affiliates offers during this period will be higher than it otherwise would be outside of this period, as any secondary market price offered outside of this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 5-month period. If you hold the securities through an account at WFS or any of its affiliates, WFS has advised us that it expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

The Bank's Estimated Value Of The Securities Will Be Lower Than The Original Offering Price Of The Securities.

The Bank's estimated value is only an estimate using several factors. The original offering price of the securities will exceed the Bank's estimated value because costs associated with selling and structuring the securities, as well as hedging the securities, are included in the original offering price of the securities. These costs include the selling commissions and the estimated cost of using a third party hedge provider to hedge our obligations under the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Does Not Represent Future Values Of The Securities And May Differ From Others' Estimates.

The Bank's estimated value of the securities is determined by reference to the Bank's internal pricing models when the terms of the securities are set. This estimated value is based on market conditions and other relevant factors existing at that time and the Bank's assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors as well as an estimate of the difference between the amounts we or our hedge provider pay and receive in a hedging transaction with our affiliate and/or an affiliate of WFS in connection with your securities. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the Bank's estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which the Bank would be willing to buy securities from you in secondary market transactions. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

The Bank's Estimated Value Is Not Determined By Reference To Credit Spreads For Our Conventional Fixed-Rate Debt.

The internal funding rate used in the determination of the Bank's estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. If the Bank were to use the interest rate implied by our conventional fixed-rate credit spreads, we would expect the economic terms of the securities to be more favorable to you. Consequently, our use of an internal funding rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “The Bank's Estimated Value of the Securities” in this pricing supplement.

If The Prices Of The Funds Or Their Constituent Stocks Change, The Market Value Of Your Securities May Not Change In The Same Manner.

Your securities may trade quite differently from the performance of the Funds or the securities held by the Funds. Changes in the prices of the Funds or the securities held by the Funds may not result in a comparable change in the market value of your securities. We discuss some of the reasons for this disparity under “— Risks Relating To The Estimated Value Of The Securities And Any Secondary Market — The Price at Which the Securities May Be Sold Prior to Maturity will Depend on a Number of Factors and May Be Substantially Less Than the Amount for Which They Were Originally Purchased” herein.

The Price At Which The Securities May Be Sold Prior To Maturity Will Depend On A Number Of Factors And May Be Substantially Less Than The Amount For Which They Were Originally Purchased.

The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the Funds over the full term of the security, (ii) volatility of the prices of

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

the Funds and the market's perception of future volatility of the prices of the Funds, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the securities held by the Funds and (vi) time remaining to maturity. In particular, because the provisions of the securities relating to the automatic call feature, the contingent coupon payment feature and the maturity payment amount behave like options, the value of the security will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the Funds and other relevant factors, the market value of the securities may decrease and you may receive substantially less than 100.00% of the original offering price if you sell your securities prior to maturity.

The Securities Lack Liquidity.

The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. Scotia Capital (USA) Inc. may, but is not obligated to, make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Scotia Capital (USA) Inc. is willing to purchase the securities from you. If at any time Scotia Capital (USA) Inc. was not to make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Risks Relating To The Funds

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Funds And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

●Investing In The Securities Is Not The Same As Investing In The Funds. Investing in the securities is not equivalent to investing in the Funds. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities held by the Fund for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Funds or those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Funds or the securities held by the Fund would have.

●Historical Values Of A Market Measure Should Not Be Taken As An Indication Of The Future Performance Of Such Market Measure During The Term Of The Securities.

●Changes That Affect A Fund Or Its Fund Underlying Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.

●We, The Agents And Our or Their Respective Affiliates Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In A Fund Or Its Fund Underlying Index.

●We, The Agents And Our or Their Respective Affiliates Have No Affiliation With Any Fund Sponsor Or Fund Underlying Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

●An Investment Linked To The Shares Of A Fund Is Different From An Investment Linked To Its Fund Underlying Index.

●There Are Management And Liquidity Risks Associated With A Fund.

●Anti-dilution Adjustments Relating To The Shares Of A Fund Do Not Address Every Event That Could Affect Such Shares.

The Securities Are Subject To Risks Associated With The Sector Tracked By Each Fund.

Each of the Funds is comprised of the stocks of companies in a particular sector that are included in the S&P 500® Index, in each case as described elsewhere in this document. Because each Fund tracks the performance of companies in one particular sector of the economy, each Fund will be subject to risks associated with the relevant sector. The performance of companies in a particular sector of the economy will be influenced by many factors that interact in complex and unpredictable ways, including, without limitation, supply and demand for the products and services offered by such companies, industry competition, geopolitical events, public health conditions, interest rates and governmental action. Adverse developments in the sector tracked by a Fund may have a material adverse effect on the value of that Fund and, accordingly, on the value of the Securities. Because each Fund invests in securities issued by companies in only one sector of the company, each Fund may underperform alternative investments that are based on the performance of a more diversified group of assets.

Risks Relating To Hedging Activities And Conflicts Of Interest

A Participating Dealer Or Its Affiliates May Realize Hedging Profits Projected By Its Proprietary Pricing Models In Addition To Any Selling Concession And/Or Any Distribution Expense Fee, Creating A Further Incentive For The Participating Dealer To Sell The Securities To You.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

If any dealer participating in the distribution of the securities (referred to as a “participating dealer”) or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliate will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or any distribution expense fee for the sale of the securities to you, this projected profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

●Hedging Activities By The Bank And/Or The Agents May Negatively Impact Investors In The Securities And Cause Our Respective Interests And Those Of Our Clients And Counterparties To Be Contrary To Those Of Investors In The Securities.

●Market Activities By The Bank Or The Agents For Their Own Respective Accounts Or For Their Respective Clients Could Negatively Impact Investors In The Securities.

●The Bank, The Agents And Their Respective Affiliates Regularly Provide Services To, Or Otherwise Have Business Relationships With, A Broad Client Base, Which Has Included And May Include Issuers Of An Underlying Stock, The Sponsor Or Investment Advisor For A Fund And/Or The Issuers Of Securities Included In An Index Or Held By A Fund.

●Other Investors In The Securities May Not Have The Same Interests As You.

●There Are Potential Conflicts Of Interest Between You And The Calculation Agent.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to a Fund will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Fund or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Fund on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be the business day that follows such postponed calculation day by a number of business days equal to the number of business days between the originally scheduled calculation day and the originally scheduled contingent coupon payment date or call settlement date, as applicable. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Risks Relating to Canadian and U.S. Federal Income Taxation

The Tax Consequences Of An Investment In The Securities Are Unclear.

Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Canadian Income Tax Consequences” and “Material U.S. Federal Income Tax Consequences” in this pricing supplement.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Fund on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if due). The performance factor of the lowest performing Fund on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical performance factor of lowest performing Fund on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
49.00%	$490.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Fund on the final calculation day. The performance of a better performing Fund is not relevant to your return on the securities.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to an automatic call on the applicable calculation day. The securities will not be subject to an automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 9.50% per annum (the minimum contingent coupon rate) and assume the hypothetical starting price, coupon threshold price and fund closing prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price or coupon threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price and coupon threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$90.00	$85.00	$75.00	$80.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	90.00%	85.00%	75.00%	80.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $7.92 per security, determined as follows: (i) $1,000 multiplied by 9.50% per annum divided by (ii) 12, rounded to the nearest cent.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Example 2. The fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$59.00	$115.00	$105.00	$110.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	59.00%	115.00%	105.00%	110.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the fund closing price of a better performing Fund on the relevant calculation day is greater than or equal to its starting price. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the fund closing price of the lowest performing Fund on the relevant calculation day. The performance of a better performing Fund is not relevant to your return on the securities.

Example 3. The fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical fund closing price on relevant calculation day:	$105.00	$125.00	$130.00	$120.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Performance factor (fund closing price on calculation day divided by starting price):	105.00%	125.00%	130.00%	120.00%

Step 1: Determine which Fund is the lowest performing Fund on the relevant calculation day.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical fund closing price of the lowest performing Fund on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,007.92 per security.

You will not receive any further payments after the call settlement date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Hypothetical Payment at Stated Maturity

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices for each Fund indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Fund has been chosen for illustrative purposes only and does not represent the actual starting price for any Fund. The actual starting price, coupon threshold price and downside threshold price for each Fund will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual fund closing prices of the Funds, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Fund on the final calculation day is greater than or equal to its starting price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$130.00	$125.00	$120.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	145.00%	130.00%	125.00%	120.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Health Care Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Fund on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Example 2. The ending price of the lowest performing Fund on the final calculation day is less than its starting price but greater than or equal to its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities and you receive a final contingent coupon payment:

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$80.00	$115.00	$110.00	$105.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	80.00%	115.00%	110.00%	105.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Energy Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 50%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Fund on the final calculation day is greater than or equal to its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending price of the lowest performing Fund on the final calculation day is less than its starting price and its coupon threshold price but greater than or equal to its downside threshold price, the maturity payment amount is equal to the face amount of your securities at maturity, but you will not receive a final contingent coupon payment:

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$95.00	$55.00	$85.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	120.00%	95.00%	55.00%	85.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Technology Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund is less than its hypothetical starting price, but not by more than 50%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending price of the lowest performing Fund is less than its coupon threshold price, you will not receive a final contingent coupon payment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Example 4. The ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities and you do not receive a final contingent coupon payment:

	State Street® Energy Select Sector SPDR® ETF	State Street® Financial Select Sector SPDR® ETF	State Street® Technology Select Sector SPDR® ETF	State Street® Health Care Select Sector SPDR® ETF
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$105.00	$90.00	$45.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$50.00	$50.00	$50.00	$50.00
Performance factor (ending price divided by starting price):	120.00%	105.00%	90.00%	45.00%

Step 1: Determine which Fund is the lowest performing Fund on the final calculation day.

In this example, the State Street® Health Care Select Sector SPDR® ETF has the lowest performance factor and is, therefore, the lowest performing Fund on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Fund on the final calculation day.

Since the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its hypothetical starting price by more than 50%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

 = $1,000 × performance factor of the lowest performing Fund on the final calculation day

 = $1,000 × 45.00%

 = $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Fund on the final calculation day is less than its coupon threshold price, you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Fund, but will be fully exposed to a decrease in the lowest performing Fund if the ending price of the lowest performing Fund on the final calculation day is less than its downside threshold price, even if the ending price of another Fund has appreciated or has not declined below its respective downside threshold price.

To the extent that the starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Fund differ from the values assumed above, the results indicated above would be different.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

State Street® Energy Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Energy Select Sector SPDR® ETF (referred to in this section as the “XLE Fund”) and its Fund Underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the XLE Fund, and the sponsor of the Fund Underlying Index.

The XLE Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Energy Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the energy sector. The XLE Fund trades on the NYSE Arca under the ticker symbol “XLE”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLE Fund and the sponsor. Additional information regarding the XLE Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLE Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLE Fund for the period from January 1, 2021 to March 12, 2026. The closing price of the XLE Fund on March 12, 2026 was $57.51. The historical performance of the XLE Fund should not be taken as an indication of the future performance of the XLE Fund during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLE Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLE Fund on any calculation day or its ending price. We cannot give you assurance that the performance of the XLE Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

State Street® Financial Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Financial Select Sector SPDR® ETF (referred to in this section as the “XLF Fund”) and its Fund Underlying index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc., the sponsor of the XLF Fund, and the sponsor of the Fund Underlying Index.

The XLF Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Financial Select Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the financial sector. The XLF Fund trades on the NYSE Arca under the ticker symbol “XLF”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLF Fund and the sponsor. Additional information regarding the XLF Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLF Fund in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the XLF Fund for the period from January 1, 2021 to March 12, 2026. The closing price of the XLF Fund on March 12, 2026 was $48.83. The historical performance of the XLF Fund should not be taken as an indication of the future performance of the XLF Fund during the term of the securities.

60
50
40
30
20
10
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
Jan-2025
Jan-2026

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLF Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLF Fund on any call date or its ending price. We cannot give you assurance that the performance of the XLF Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

State Street® Technology Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Technology Select Sector SPDR® ETF (referred to in this section as the “XLK Fund”) and its Fund Underlying Index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the XLK Fund, and the sponsor of the Fund Underlying Index.

The XLK Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index (its target index), which is comprised of companies in the Information Technology sector. The target index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLK Fund and its sponsor. Additional information regarding the XLK Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLK Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLK Fund for the period from January 1, 2021 to March 12, 2026. The closing price of the XLK Fund on March 12, 2026 was $137.84. The historical performance of the XLK Fund should not be taken as an indication of the future performance of the XLK Fund during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLK Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLK Fund on any calculation day or its ending price. We cannot give you assurance that the performance of the XLK Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

State Street® Health Care Select Sector SPDR® ETF

We have derived all information contained herein regarding the State Street® Health Care Select Sector SPDR® ETF (referred to in this section as the “XLV Fund”) and its Fund Underlying Index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. the sponsor of the XLV Fund, and the sponsor of the Fund Underlying Index.

The XLV Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Health Care Sector Index (its “Fund Underlying Index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the health care sector. The XLV Fund trades on the NYSE Arca under the ticker symbol “XLV”. The Fund Underlying Index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLV Fund and the sponsor. Additional information regarding the XLV Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

We obtained the closing prices of the XLV Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the XLV Fund for the period from January 1, 2021 to March 12, 2026. The closing price of the XLV Fund on March 12, 2026 was $150.16. The historical performance of the XLV Fund should not be taken as an indication of the future performance of the XLV Fund during the term of the securities.

We have not independently verified the accuracy or completeness of the information obtained from Bloomberg and have not undertaken an independent review or due diligence. The historical performance of the XLV Fund should not be taken as an indication of its future performance, and no assurance can be given as to the closing price of the XLV Fund on any calculation day or its ending price. We cannot give you assurance that the performance of the XLV Fund will result in any positive return on your investment.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

Canadian Income Tax Consequences

See “Supplemental Discussion of Canadian Tax Considerations” in the accompanying product supplement.

In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

Material U.S. Federal Income Tax Consequences

You should carefully review the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement. The following discussion, when read in combination with that section, constitutes the full opinion of our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson, LLP regarding the material U.S. federal income and certain estate tax consequences of owning and disposing of the securities.

Due to the absence of statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. Pursuant to the terms of the securities, the Bank and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the securities as prepaid derivative contracts with respect to the Funds. You further agree to include any associated contingent coupon payment that is paid by the Bank (including on the stated maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes. If the securities are so treated, upon the taxable disposition (including cash settlement) of your securities, you generally should recognize gain or loss equal to the difference between the amount realized on such taxable disposition (adjusted for amounts or proceeds attributable to any accrued and unpaid contingent coupon payments, which would be treated as ordinary income) and your tax basis in the securities. Subject to the constructive ownership rules of Section 1260 of the Code (discussed below), such gain or loss should be long-term capital gain or loss if you have held your securities for more than one year (otherwise, short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the sale or exchange of your securities prior to a contingent coupon payment date, but that could be attributed to an expected contingent coupon payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Section 1260. Because the securities are linked to the shares of exchange traded funds, it is possible that an investment in the securities could be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. If the securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences — U.S. Tax Treatment — Securities Treated as Prepaid Derivatives or Prepaid Forwards — Section 1260” in the product supplement.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences – Alternative Treatments” in the accompanying product supplement.

The U.S. Department of the Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative tax treatments of the securities and potential changes in applicable law.

Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupon payments is unclear. If you are a non-U.S. holder, which is a beneficial owner of the securities that is not a U.S. holder (as defined in the accompanying product supplement), subject to Section 897 of the Code and Section 871(m) of the Code (each as discussed below), and FATCA (as discussed below and in the accompanying product supplement), we currently do not intend to treat contingent coupon payments paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupon payments. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition (including cash settlement) of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any Fund would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any Fund and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the security to U.S. federal income tax on a net basis, and the gross proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the securities as USRPI in light of their individual circumstances, including any other interest they may have in a relevant issuer.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to the shares of any Fund, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the securities are set. If withholding is required, we or our agents, including WFS, will not make payments of any additional amounts.

Nevertheless, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the shares of the Funds or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into certain other transactions in respect of the shares of the Funds or the securities. If you enter, or have entered, into other transactions in respect of the shares of the Funds or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

FATCA. As discussed in the accompanying product supplement, FATCA generally imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. -source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes. Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules. If you are a non-U.S. holder, you should consult your tax advisor regarding the potential application of FATCA to the securities, including the availability of certain refunds or credits. If withholding is required, we (or our agents, including WFS) will not be required to pay additional amounts with respect to the amounts so withheld.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the State Street® Energy Select Sector SPDR® ETF, the State Street® Financial Select Sector SPDR® ETF, the State Street® Technology Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF due December 26, 2030

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. Securities may be subject to U.S. federal estate tax if an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes holds the securities at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.